Exhibit 10.1

SEPARATION AGREEMENT AND GENERAL RELEASE

This SEPARATION AGREEMENT AND GENERAL RELEASE (this “Agreement”) is made and entered into by Liquidia Technologies, Inc., a Delaware corporation (the “Company”) and Damian deGoa (“Employee”). Throughout the remainder of this Agreement, the Company and Employee may be collectively referred to as the “Parties.”

A.                Employee and the Company entered into the Executive Employment Agreement effective December 14, 2020 (the “Employment Agreement”). The Employment Agreement terminated upon Employee’s resignation, effective January 3, 2022, from and with respect to all positions Employee held as officer of the Company, Liquidia Corporation, a Delaware corporation (the Company’s parent corporation, hereinafter, “Parent”), Liquidia PAH, LLC, a Delaware limited liability company, and any other direct or indirect subsidiaries of Parent. The Company, Parent, Liquidia PAH, LLC, and the direct and indirect subsidiaries of the Parent shall be collectively referred to as the “Company Group.”

B.                 The Parties agree that Employee shall continue to provide transition support services to Parent and/or the Company through January 31, 2022 (the “Termination Date”), upon which Employee’s employment with the Company Group will cease. On and after the Termination Date, Employee shall remain a Class III director on the Board of Directors of Parent (the “Parent Board”) until his resignation, removal or the election of his successor.

C.                 The Parties desire that the employment termination and transition of services be on mutually agreeable terms and to avoid all litigation relating to the employment relationship and its termination, and Employee desires the severance payment pursuant hereto.

In consideration of the above and the mutual promises and good and valuable consideration set forth below, the sufficiency of which is acknowledged by the Parties, Employee and the Company agree as follows:

1.                  SEPARATION AND TRANSITION. Employee resigned from all positions Employee held as officer of the Company Group effective January 3, 2022. The Parties have agreed that Employee will cease to be employed by the Company as of the Termination Date. Beginning on January 3, 2022 and ending on the Termination Date (the “Transition Period”), Employee has agreed to provide to the Company and Parent transition services, as requested by Parent, to facilitate the orderly transition to his successor of all operational matters and plans in which the Employee was involved, for which Employee was responsible, or about which Employee had knowledge. Notwithstanding the foregoing, during the Transition Period and thereafter, Employee agrees to continue to serve as a Class III director on the Parent Board until the date of his resignation, removal or the election of his successor (such period of service on the Parent Board is hereinafter referred to as the “Board Service”).

2.                  STANDARD ENTITLEMENTS. By signing this Agreement, Employee represents that Employee has been paid for all time worked and received all wages, salary, and other amounts of any kind owed to Employee by the Company Group, other than the Accrued Obligations (as defined in the Employment Agreement) and the Severance Bonus described in Section 3 below.

3.                  SEVERANCE BONUS. Notwithstanding anything to the contrary set forth in the Employment Agreement, the Bonus Plan, or any Option Agreement (as defined below), provided that Employee signs and does not revoke this Agreement and complies with its terms, including but not limited to, Sections 5, 6, 7, 10 and 11 below, and the terms of the Confidentiality Agreement (as defined below), Employee will receive an amount equal to the bonus that Employee would have earned pursuant to the Liquidia Corporation Annual Cash Bonus Plan, as amended by the Company from time to time (the “Bonus Plan”) with respect to the 2021 Performance Period (as defined in the Bonus Plan), notwithstanding the employment requirement set forth in Section 6.3 of the Bonus Plan (the “Severance Bonus”). Subject to the terms and conditions hereof, the Severance Bonus will be paid at the same time and in the same manner that bonus awards are paid to the Company’s other participants in the Bonus Plan, subject to payroll withholding taxes to the extent required under applicable law. Employee understands and agrees that the Severance Bonus exceeds what Employee otherwise is entitled to receive and is in lieu of any other severance compensation or severance benefits to which Employee otherwise may be entitled, and payment of these Severance Bonus is conditioned upon Employee’s compliance with the terms of this Agreement, including but not limited to, Sections 5, 6, 7, 10 and 11 below, and the terms of the Confidentiality Agreement.

4.                  STOCK OPTIONS. In consideration of the payment of the Severance Bonus to Employee, and notwithstanding anything to the contrary in any stock option inducement award notice, stock option inducement award agreement, or any other agreement between the Company and Employee (collectively, the “Option Agreements”), (i) any stock options that have vested and become exercisable as of the Termination Date will be exercisable any time prior to the earlier of (A) the expiration of 90 days following the date of cessation of the Board Service or (B) the date that is ten (10) years after the date the vested stock options were granted, (ii) for purposes of vesting, Employee’s service to the Company and all vesting under any applicable Option Agreement will be deemed to have ceased upon the Termination Date, and (iii) all unvested stock options will be permanently forfeited as of the Termination Date. As a condition to exercising the vested stock options in accordance herewith, Employee hereby agrees to reimburse the Company for all applicable federal and state income and employment taxes that the Company is required to withhold as a result of such exercise, and no shares of Parent’s common stock will be issued to Employee in respect of his exercise of the vested stock options unless and until Employee satisfies such tax withholding obligations. Employee acknowledges that the Company is not providing tax advice to Employee, and that Employee has been advised by the Company to seek independent tax advice with respect to the exercise of the vested stock options and any other compensation and benefits hereunder.

5.                  RELEASE. In consideration of the payment of the Severance Bonus to Employee, EMPLOYEE (ON BEHALF OF EMPLOYEE AND EMPLOYEE’S ASSIGNS, HEIRS, AND OTHER REPRESENTATIVES) RELEASES THE COMPANY, PARENT, ITS PREDECESSORS, SUCCESSORS, AND ASSIGNS AND ITS AND/OR THEIR PAST, PRESENT, AND FUTURE OWNERS, PARENTS, SUBSIDIARIES, AFFILIATES, PREDECESSORS, SUCCESSORS, ASSIGNS, OFFICERS, DIRECTORS, EMPLOYEES, EMPLOYEE BENEFIT PLANS (TOGETHER WITH ALL PLAN ADMINISTRATORS, TRUSTEES, FIDUCIARIES, AND INSURERS), AND AGENTS (“RELEASEES”) FROM ALL CLAIMS AND WAIVES ALL RIGHTS, KNOWN OR UNKNOWN, EMPLOYEE MAY HAVE OR CLAIM TO HAVE RELATING TO EMPLOYEE’S EMPLOYMENT WITH THE COMPANY, ITS PREDECESSORS, SUBSIDIARIES, OR AFFILIATES OR EMPLOYEE’S SEPARATION THEREFROM, arising before the execution of this Agreement, including, but not limited to, claims: (i) for discrimination, harassment, retaliation, or accommodation arising under federal, state, or local laws prohibiting age, sex, national origin, race, religion, disability, veteran status, genetic information, or other protected class discrimination, harassment, or retaliation for protected activity (including, but not limited to, claims under the Age Discrimination in Employment Act of 1967 (ADEA), as amended); (ii) for compensation and benefits (including, but not limited to, claims under the Employee Retirement Income Security Act of 1974 (ERISA), as amended, the Fair Labor Standards Act of 1938 (FLSA), as amended, the Family and Medical Leave Act of 1993 (FMLA), as amended, and similar federal, state, and local laws); (iii) arising under federal, state, or local law of any nature whatsoever (including, but not limited to, constitutional, statutory, tort, express or implied contract, or other common law); (iv) for attorneys’ fees; and (v) of any kind whatsoever (with the exception of those listed below) whether or not Employee knows about them at the time Employee signs this Agreement. The release of claims set forth in this paragraph does not apply to: (A) claims for workers’ compensation benefits or unemployment benefits filed with the applicable state agencies; (B) vested or accrued employee benefits under any of the Company’s health, welfare or retirement benefit plans; (C) any earned but unpaid incentive compensation pursuant to the terms of any such plan in which Employee is a participant; (D) any rights Employee may have as an insured under any insurance policy purchased or secured by the Company, including without limitation, any directors or officers liability insurance; and (E) Employee’s rights pursuant to this Agreement.

6.                  COVENANT NOT TO SUE. Employee will not sue Releasees on any matters relating to Employee’s employment arising before the execution of this Agreement or join as a party with others who may sue Releasees on any such claims; provided, however, this Section 6 will not: (i) bar claims for workers’ compensation or unemployment benefits referenced in Section 5 above, (ii) bar a challenge under the Older Workers Benefit Protection Act of 1990 (OWBPA) to the enforceability of the waiver and release of ADEA claims set forth in this Agreement, or (iii) bar a claim for breach of any agreement between Employee and the Company that is not superseded by this Agreement, including without limitation any claims for breach of this Agreement; or (iv) apply when prohibited by law, including as set forth in Section 7 below. If Employee does not abide by this Section 6, then Employee will indemnify Releasees for all expenses that they incur in defending the action.

7.                  AGENCY CHARGES/INVESTIGATIONS. Nothing in this Agreement shall prohibit Employee from filing a charge or participating in an investigation or proceeding conducted by the U.S. Equal Employment Opportunity Commission or other governmental agency concerning the terms, conditions, and privileges of Employee’s employment; provided, however, that by signing this Agreement, Employee waives Employee’s right to, and shall not seek or accept, any monetary or other relief of any nature whatsoever in connection with any such charges, investigations, or proceedings, to the extent permitted by applicable law. In addition, nothing in this Agreement prevents Employee from reporting to, cooperating with, communicating with, or participating in any proceeding before the Securities and Exchange Commission or from taking any action protected under the whistleblower provisions of any federal securities law, none of which activities shall constitute a breach of the release, non-disparagement or confidentiality clauses of this Agreement.

8.                  COMPANY INFORMATION AND PROPERTY. Nothing in this Agreement shall relieve Employee from any confidentiality, proprietary information, secrecy, non-compete, non-disclosure, non-solicitation, invention rights and assignment obligations, or other such related obligations under any previously executed agreements with the Company and/or Parent. Without limiting the foregoing, Employee agrees that Employee will continue to be bound by the terms and conditions contained in the Confidentiality, Inventions and Non-Competition Agreement between Employee and the Company (the “Confidentiality Agreement”), including any amendments thereto, and the terms of the Confidentiality Agreement are in full force and effect and survive Employee’s termination of employment with the Company.

9.                  RIGHT TO REVIEW AND REVOKE. The Company delivered this Agreement to Employee on January 31, 2022, and desires that Employee have adequate time and opportunity to review and understand the consequences of entering into it. Accordingly, the Company advises Employee to consult with an attorney prior to executing it, and that Employee has twenty-one (21) days within which to consider it. If Employee does not return an executed copy of the Agreement to the Company by no later than the 22nd calendar day after receiving it, the Agreement and the obligations of the Company herein shall become null and void. Employee may revoke the Agreement during the seven (7) day period immediately following Employee’s execution of this Agreement. The Agreement will not become effective or enforceable until this revocation period expires. To revoke the Agreement, a written notice of revocation must be delivered to the Company to the attention of Russell Schundler (Russell.Schundler@liquidia.com) during the seven (7) day period immediately following Employee’s execution of this Agreement.

10.              CONFIDENTIALITY AND NONDISPARAGEMENT. The terms and provisions of this Agreement are confidential, and Employee represents and warrants that since receiving this Agreement, Employee has not disclosed, and going forward will not disclose, the terms and provisions of this Agreement to third parties, except as required by law or as reasonably necessary to enforce this Agreement. Notwithstanding the above, Employee may reveal the terms and provisions of this Agreement to members of Employee’s immediate family or to an attorney consulted for legal advice, provided that such persons agree to maintain the confidentiality of the Agreement. Employee represents and agrees that, since receiving this Agreement, Employee has not made, and going forward will not make, disparaging, defamatory, or derogatory remarks about the Company or its products, services, business practices, directors, officers, managers, or employees to anyone. The Company represents and agrees that, since receiving this Agreement, the Company has not made, and going forward will not make, disparaging, defamatory, or derogatory remarks about Employee. Nothing in this Agreement shall prohibit Employee or the Company from participating in any communication with, or disclosing any information to, any representatives of any government agency referenced in Section 7 of this Agreement or shall prohibit either the Company or Employee from providing truthful testimony in response to lawful process, or as otherwise required by law.

11.              Cooperation With Company After Termination of Employment. For a period of one year after the Termination Date, Employee agrees to cooperate (i) with the Company, Parent, and its subsidiaries (collectively, the “Company Group”) in (A) any legal matter involving any matter that arose during Employee’s employment with the Company Group, and (B) all matters relating to the winding up of Employee’s pending work and the orderly transfer of any such pending work to such other employees as may be designated by the Board of Directors of Parent; and (ii) with all government authorities on matters pertaining to any investigation, litigation or administrative proceeding pertaining to any Company Group entity. The Company will reimburse Employee for any reasonable travel and out of pocket expenses incurred by Employee in providing such cooperation.

12.              APPLICATION OF SECTION 409A. It is intended that the Severance Bonus payable under this Agreement satisfy, to the greatest extent possible, the exemptions from the application of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations and other guidance thereunder (collectively, “Section 409A”), and this Agreement will be construed in a manner that is so exempt from Section 409A. If not so exempt, this Agreement (and any definitions hereunder) will be construed in a manner that complies with Section 409A and incorporates by reference all required definitions and payment terms. If the terms of this Agreement would subject Employee to any additional tax, penalty or interest under Section 409A (the “409A Penalties”), the Company and Employee shall cooperate in good faith to amend the terms of this Agreement to avoid such 409A Penalties, if possible, while preserving the intended economic effects of the Agreement to the greatest extend possible. The preceding provisions shall not be construed as a guarantee by the Company of any particular tax effect to Employee under this Agreement. The Company shall not be liable to Employee for any payment made under this Agreement which is determined to result in an additional tax, penalty or interest under Section 409A, nor for reporting in good faith any payment as an amount includible in gross income under Section 409A. Notwithstanding anything to the contrary set forth herein, no payment that constitutes nonqualified deferred compensation not exempt from the application of Section 409A will be made under this Agreement until Employee has incurred a “separation from service” (as defined under Treasury Regulation Section 1.409A-1(h)). For purposes of Section 409A, Employee’s right to receive any installment payments under this Agreement (whether severance payments or otherwise) shall be treated as a right to receive a series of separate payments and, accordingly, each installment payment hereunder shall at all times be considered a separate and distinct payment.

13.              OTHER. Except as expressly provided in this Agreement, this Agreement supersedes all other understandings and agreements, oral or written, between the Parties and constitutes the sole agreement between the Parties with respect to its subject matter. The Parties acknowledge that no representations, inducements, promises, or agreements, oral or written, have been made by any of the Parties or by anyone acting on behalf of any of the Parties that are not embodied in this Agreement, and no agreement, statement or promise not contained or described in this Agreement shall be valid or binding on the Parties. No change or modification of this Agreement shall be valid or binding on the Parties unless such change or modification is in writing and is signed by the Parties. Employee’s or the Company’s waiver of any breach of a provision of this Agreement shall not waive any subsequent breach by the other Party. If a court of competent jurisdiction holds that any provision or sub-part thereof contained in this Agreement is invalid, illegal, or unenforceable, that invalidity, illegality, or unenforceability shall not affect any other provision in this Agreement.

This Agreement is intended to avoid all litigation relating to Employee’s employment with the Company and Employee’s separation therefrom; therefore, it is not to be construed as the Company’s admission of any liability to Employee—liability that the Company denies.

This Agreement shall apply to, be binding upon, and inure to the benefit of the Parties’ successors, assigns, heirs, and other representatives and be governed by North Carolina law, without regard to the conflicts of laws principles thereof, and the applicable provisions of federal law. The state and federal courts in North Carolina shall be the exclusive venues for the adjudication of all disputes arising out of this Agreement, and Employee consents to the exercise of personal jurisdiction over Employee in any such adjudication and hereby waives any and all objections and defenses to the exercise of such personal jurisdiction.

CAUTION! READ BEFORE SIGNING. THIS AGREEMENT CONTAINS A RELEASE OF ALL CLAIMS.

IN WITNESS WHEREOF, the Parties have entered into this Agreement on the date written below.

EMPLOYEE REPRESENTS THAT EMPLOYEE HAS CAREFULLY READ THE ENTIRE Agreement, UNDERSTANDS ITS CONSEQUENCES, AND VOLUNTARILY ENTERS INTO IT.

/s/ Damian deGoa	01/31/2022
Damian deGoa	Date

LIQUIDIA TECHNOLOGIES, INC.

By:	/s/ Roger A. Jeffs, Ph.D.	01/31/2022
Name:	Roger A. Jeffs, Ph.D.	Date
Title:	CEO

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